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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Aspen Technology Inc.:

        We consent to the incorporation by reference in this Registration Statement on Form S-1 to be filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated September 1, 2010, with respect to the consolidated balance sheets of Aspen Technology Inc. as of June 30, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended June 30, 2010, appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Financial Data" in the prospectus.

                                                                                        /s/ KPMG LLP

Boston, Massachusetts
September 22, 2010

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  Exhibit 23.1